Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Phillips Edison Grocery Center Operating Partnership I, L.P.

Phillips Edison & Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Phillips Edison Grocery Center Operating Partnership I, L.P.

Fees to Be Paid	Debt	5.750% Senior Notes due 2034	Rule 457(o)(1)	$350,000,000	98.576%	$345,016,000	0.00014760	$50,924.37

Phillips Edison & Company, Inc.

Fees to Be Paid	Debt	Guarantees of 5.750% Senior Notes due 2034 (2)	Rule 457(n)	—	—	—	—	—

Total Offering Amounts								$50,924.37

Total Fees Previously Paid								—

Total Fee Offsets								$11,286

Net Fee Due								$39,638.37

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P.	S-3	333-259059 and 333-259059-01	08/25/2021		$11,286	Debt Securities	Debt Securities		$103,446,379

Fee Offset Sources	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P.	S-3	333-259059 and 333-259059-01		08/25/2021						$109,100 (3)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the registration statement on Form S-3 (Registration Statement Nos. 333-262627 and 333-262627-01) (the “2022 Form S-3”) filed by the registrant with the Securities and Exchange Commission on February 10, 2022.

(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.
(3)

Phillips Edison Grocery Center Operating Partnership I, L.P. (the “OP”) is registering senior notes having a proposed maximum aggregate offering price of up to $350,000,000, and Phillips Edison & Company, Inc. (the “Company”) is registering guarantees of such senior notes, in each case, pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company and the OP filed a Registration Statement on Form S-3 (Registration Nos. 333-259059 and 333-259059-01) on August 25, 2021 and amended on September 16, 2021 (the “2021 Form S-3”) relating to the offer and sale of debt securities having an aggregate offering price of up to $1,000,000,000. In connection with the filing of the 2021 Form S-3 on August 25, 2021, the Company made a contemporaneous fee payment in the amount of $109,100, reflecting the fee due with respect to the debt securities to be offered. The Company and the OP subsequently filed the 2022 S-3 and the 2021 Form S-3 was terminated in connection with the filing of the 2022 Form S-3. Pursuant to Rules 456(b) and 457(p) under the Securities Act, $70,915 remaining of the unutilized fees that were previously paid in connection with the 2021 Form S-3, relating to debt securities having an aggregate offering price of up to $650,000,000 that represent unsold securities previously registered on the 2021 Form S-3, were carried forward and applied against the filing fees due for the 2022 Form S-3. Also on February 10, 2022, the Company filed a prospectus supplement dated February 10, 2022 (the “2022 ATM Prospectus Supplement”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000. In connection with the filing of the 2022 ATM Prospectus Supplement, the Company offset $23,715 of filing fees with the unutilized fees from the 2021 S-3. Shares of common stock having a proposed maximum aggregate offering price of $240,959,068 were sold pursuant to the Prior ATM Prospectus Supplement. The Company terminated the offering pursuant to the 2022 ATM Prospectus Supplement on February 12, 2024, on which date, the Company filed a prospectus supplement dated February 12, 2024 (the “2024 ATM Prospectus Supplement”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000, of which $9,040,932 represented unsold securities previously registered pursuant to the 2022 ATM Prospectus Supplement. In connection with the filing of the 2024 ATM Prospectus Supplement, the Company offset $36,900 of filing fees with the unutilized fees from the 2021 S-3. Following such payment, fees in the amount of $11,286, representing unsold securities in an aggregate offering amount of $103,446,379 previously registered pursuant to the 2021 Form S-3 and the 2022 ATM Prospectus Supplement, remain available as of the date hereof. Pursuant to Rule 457(p) under the Securities Act, $11,286 of the registration fees that were paid with respect to securities that were previously registered pursuant to the 2021 Form S-3 and were not sold thereunder or under the 2022 S-3, or registered pursuant to the 2022 ATM Prospectus Supplement, is offset against the registration fee of $50,924.37 due for this offering. The Company has terminated the offerings that included the unsold securities under the 2021 S-3 and the 2022 ATM Prospectus Supplement.